UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2016

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2016, Lowe’s Companies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Goldman, Sachs & Co. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (together, the “Underwriters”), to sell to the Underwriters, who severally have agreed to purchase, $250 million aggregate principal amount of the Company’s Floating Rate Notes due April 15, 2019, $350 million aggregate principal amount of the Company’s 1.15% Notes due April 15, 2019, $1.35 billion aggregate principal amount of the Company’s 2.50% Notes due April 15, 2026, and $1.35 billion aggregate principal amount of the Company’s 3.70% Notes due April 15, 2046 (together, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-206537) filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2015. The Underwriting Agreement contains customary representations, warranties and covenants by the Company, and customary closing conditions, indemnification rights and termination provisions. The sale of the Notes is expected to close on April 20, 2016.

The Notes will be issued under an Amended and Restated Indenture, dated as of December 1, 1995, between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), as supplemented by a Thirteenth Supplemental Indenture, to be dated as of April 20, 2016, between the Company and the Trustee. A description of the Notes and a description of the underwriting thereof are included in the Company’s Prospectus Supplement, dated as of April 11, 2016 and filed with the Commission on April 13, 2016 pursuant to Rule 424(b)(2) of the Securities Act.

Some of the Underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, the affiliates of some of the Underwriters are participants in the Company’s senior credit facility described in the Company’s filings with the Commission. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Further, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of the Trustee.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of April 11, 2016, among Lowe’s Companies, Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: April 14, 2016	By:	/s/ Ross W. McCanless
Ross W. McCanless General Counsel, Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 11, 2016, among Lowe’s Companies, Inc., Wells Fargo Securities, LLC, Goldman, Sachs & Co. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.